Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and the use of our report dated December 16, 2014 on the statements of revenues and cost of sales of Globalstar Contracts which appear in this Registration Statement on Form S-1 Amendment No. 1.

/s/ RBSM LLP

New York, New York

July 7, 2015